UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

CLEAR CHANNEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 5, 2014, Clear Channel Communications, Inc. (“CCU”) entered into a Purchase Agreement (the “Purchase Agreement”), with CCU’s parent, Clear Channel Capital I, LLC (“Holdings”), certain subsidiary guarantors named therein (collectively with Holdings, the “Guarantors”), and Goldman Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers, relating to the issuance and sale of $750.0 million in aggregate principal amount of CCU’s 9.0% Priority Guarantee Notes due 2022 (the “Notes”).

The Notes will be fully and unconditionally guaranteed on a senior secured basis by Holdings and all of CCU’s existing and future material wholly-owned domestic restricted subsidiaries. The Notes and the related guarantees will be secured by (1) a lien on (a) the capital stock of CCU and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing CCU’s legacy notes), in each case equal in priority to the liens securing the obligations under CCU’s senior secured credit facilities and priority guarantee notes and (2) a lien on the accounts receivable and related assets securing CCU’s receivables based credit facility junior in priority to the lien securing CCU’s obligations thereunder.

The Notes are being offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act.

The Purchase Agreement under which the Notes will be sold by CCU contains customary representations, warranties and agreements by CCU and the Guarantors, and customary conditions to closing, indemnification obligations of CCU and the Guarantors, including for liabilities under the Act, other obligations of the parties and termination provisions.

Item 8.01	Other Events

On September 5, 2014, CCU issued a press release made pursuant to Rule 135c promulgated under the Act announcing the pricing of the previously announced offering of the Notes. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

CCU intends to use the gross proceeds from the offering to prepay at par $729.0 million of the loans outstanding under its term loan B facility and $12.1 million of the loans outstanding under its term loan C—asset sale facility, to pay accrued and unpaid interest with regard to such loans to, but not including, the date of prepayment, and to pay fees and expenses related to the offering and the prepayment.

This Current Report on Form 8-K and the statements contained in Exhibit 99.1 are neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by Clear Channel Communications, Inc. on September 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: September 5, 2014	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Clear Channel Communications, Inc. on September 5, 2014